January 29, 2018

Resource Real Estate Diversified Income Fund

c/o 1290 Broadway, Suite 1100

Denver, CO 80203

RE:	Resource Real Estate Diversified Income Fund (the “Fund”)
File Nos. 333-220266 and 811-22749

Dear Board Members:

A legal opinion (the "Legal Opinion") that we prepared was filed with the Fund’s Registration Statement on Form N-2, filed on August 30, 2017. We hereby give your our consent to incorporate by reference the Legal Opinion into Amendment No. 17 to the Fund’s Registration Statement under the Investment Company Act of 1940 and consent to all references to us in the Amendment.

Very truly yours,

/s/
THOMPSON HINE LLP